SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 16, 2019

RENMIN TIANLI GROUP, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion

228 Yanjiang Ave., Jiangan District, Wuhan City

Hubei Province, China 430010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2019, Guangfu Liu resigned as our Chief Executive Officer.  The Board of Directors has appointed Xiaodong Zhang as our Chief Executive Officer.

Xiaodong Zhang, age 49, has been engaged in banks’ credit business and insurance sales. Since 2017, he has been Vice President of Dalian Boqi Business Information Consulting Co., Ltd. From 1990 to 2017, Mr. Zhang held various positions in the life insurance industry, including business director of Huaxia Life Insurance Shanxi Branch and manager of the bank insurance department of Pacific Life Insurance, Shanxi Branch from 2013 to 2017, manager of the business department of Xinhua Life Insurance, Shanxi Branch from 2001 to 2008, and as credit manager, account manager and general manager of the Credit Department in Bank of Agricultural, Shanxi Branch, from 1990 to 2001. Mr. Zhang holds an associate degree from Northwestern Polytechnical University.

Item 8.01      Other Events.

On January 16, 2019, our Board of Directors adopted a resolution amending our Amended and Restated Memorandum of Association to change our corporate name to BIQI International Holdings Corporation. The amendment does not require shareholder approval. The amendment will become effective upon the filing of the amendment with the Registrar of Corporate Affairs, BVI Financial Services Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENMIN TIANLI GROUP, INC.
Dated: January 22, 2019
	By:	/s/ Xiaodong Zhang
Xiaodong Zhang
Chief Executive Officer